Exhibit 10.68
RECIPROCAL CLAIMS SERVICE AGREEMENT
     THIS RECIPROCAL CLAIMS SERVICES AGREEMENT is made as of the 14th day of February, 2000, by and among Liberty Mutual Insurance Company on behalf of itself and on behalf of LM Insurance Corporation, First Liberty Insurance Corporation, Liberty Mutual Fire Insurance Company and Liberty Insurance Corporation; the Peerless Insurance Company, on behalf of itself and on behalf of the Netherlands Insurance Company; Employers Insurance of Wausau A Mutual Company on behalf of itself and on behalf of the Wausau Underwriters Insurance Company; and any other company that is part of or added to the Liberty Mutual Group for which surety business is underwritten by Liberty Bond Services (the “Member Companies”).
     WHEREAS as the result of certain merger activities, the Member Companies have combined their surety and fidelity underwriting operations under the leadership and direction of Liberty Bond Services, a division of Liberty Mutual Insurance Company (“LBS”); and
     WHEREAS, the Member Companies have determined that the combination of their surety and fidelity claim operations (the “Combined Claim Operations”) under the direction of LBS is also in the best interest of the Member Companies.
     NOW, THEREFORE, and for the purposes aforesaid, and for good and valuable consideration am intending to be legally bound hereby, the Member Companies hereby agree as follows:
1.	LBS shall direct and supervise the Combined Claims Operations of the Member Companies to facilitate a regional fidelity and surety claim operation.

2.	In order to facilitate the Combined Claims Operations, LBS shall direct the Member Companies to transfer certain fidelity and surety claim files (the “Transferred Files”) among the Member Companies.

3.	Each Member Company hereby nominates and appoints every other Member Company as its authorized agent, and grants each such Member Company the authority to act in its name and stead in connection with the Transferred Files. Each Member Company shall provide surety claims investigation, management, handling and settlement services to the transferring Member Company in accordance with direction and supervision of LBS and, in such capacity, shall serve as the trustee and fiduciary of the transferring Member Company.

4.	Pursuant to the direction and instruction of LBS, each Member Company shall designate and appoint staff members of LBS and other Member Companies as their attorney-in-fact authorized to make, execute, seal, acknowledge and deliver on behalf of the transferring Member Company any and all undertakings, bonds, recognizances and other surety obligations necessary to perform surety claims investigation, management, handling and settlement services, subject to levels of authority determined by their respective position within the various departments, as determined by LBS.

5.	With regard to any Transferred Files, the designated and appointed staff members within each Member Company may represent themselves as the authorized representative of the transferring Member Company on all surety claim correspondence.

6.	With regard to any Transferred File received from another Member Company, the receiving Member Company shall fully investigate the assigned surety claim, assert rights, claims or defenses, enforce the indemnity rights, execute surety claim documents, establish claim reserves, obtain settlement documents and release loss and expense payments as necessary in order to provide surety claims management, handling, investigation and settlement services on behalf of the transferring Member Company.

7.	The receiving Member Company shall keep LBS and the transferring Member Company fully advised of the status of each Transferred File pursuant to reporting guidelines established by LBS.

8.	Each Member Company shall continue to be responsible for payment of their own unallocated loss adjustment expenses incurred while performing surety claim activities on behalf of itself or on behalf of a transferring Member Company. Allocated loss adjustment expenses as well as any losses incurred in connection with the Transferred Files shall remain the responsibility of the transferring Member Company. Each Member Company shall remit any contract funds, salvage funds or collateral security of whatsoever kind or nature that may be recovered in connection with a Transferred File to the transferring Member Company.

9.	The Member Companies acknowledge that during the course and performance of this Agreement, each shall have access to confidential and proprietary documents, property and information of the other member companies and their customers, including without limitation, computer systems, source codes, object codes and software, marketing plans, proposals and techniques, operational plans and details, pricing information, accounting information, records and systems, financial information, management and personnel reports and customer lists and information. Each party acknowledges that all of such information is proprietary to the member/owner thereof and constitutes trade secrets within the meaning of such term, under applicable law. Each Member Company shall receive all such trade secrets and proprietary information in confidence and agrees with respect thereto:

a.	to keep strictly confidential; and

b.	not to disclose any trade secrets to any third party; and

c.	Not to use any of said trade secrets for any purpose whatsoever other than as directed by LBS for the performance of this Agreement.
10.	This Agreement may be modified at any time and at the sole and absolute discretion of LBS. The Agreement shall continue from month to month at the sole and absolute discretion of LBS. Should LBS determine that it is in the best Interest of the Member Companies to modify or terminate this

Agreement, then it shall provide each Member Company with notice of its intention to modify or terminate the Agreement. Upon receipt of a notice of termination, the Member Company shall return to the transferring Member Company, the original Transferred files as well as any and all other documents, information or records of whatever kind or nature it may then possess or control in connection with the Transferred Files.

11.	Each of the parties and signatories to this Agreement represents and warrants that they have the full right, power, legal capacity and authority to enter into and perform the parties’ respective obligations hereunder and that such obligations shall be binding upon such party without the requirement of the approval or consent of any other person or entity in connection herewith. Each person signing this Agreement on behalf of an entity represents and warrants that he has the full right, power, legal capacity, and authority to sign this Agreement on behalf of such entity
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above described.

LIBERTY MUTUAL INSURANCE COMPANY
On behalf of itself and on behalf of LM Insurance Corporation, The First Liberty Insurance Corporation, Liberty Mutual Fire Insurance Company and Liberty Insurance Corporation

By:	/s/

Title Vice President

PEERLESS INSURANCE COMPANY
On behalf of itself and on behalf of The Netherlands Insurance Co.

By:	/s/

Title Vice President

EMPLOYERS INSURANCE OF WAUSAU
A MUTUAL COMPANY on behalf of itself and on behalf of Wausau Underwriters Insurance Company

By:	/s/

Title Vice President

AMENDMENT NO. 1
(the “Amendment”)
TO
RECIPROCAL CLAIMS SERVICE AGREEMENT
(the “Agreement”)
by and between
LIBERTY MUTUAL INSURANCE COMPANY on behalf of itself and on behalf of LM Insurance Corporation, First Liberty Insurance Corporation, Liberty Mutual Fire Insurance Company and Liberty Insurance Corporation; the Peerless Insurance Company, on behalf of itself and on behalf of the Netherlands Insurance Company, and Employers Insurance of Wausau A Mutual Company, now known as Employers Insurance Company of Wausau on behalf of itself and on behalf of the Wausau Underwriters Insurance Company (hereinafter together called the “Parties”).
WHEREAS, the Parties entered into the Agreement for provision of various services, effective February 14, 2000.
WHEREAS, the Parties deem it necessary to amend certain provisions of the Agreement with respect to settlement of amounts due between them.
NOW, THEREFORE, the Parties hereto agree to amend the Agreement, as follows: Section 12 of the Agreement is added as follows:
“12. Amounts owing between the parties shall be settled between the parties on a quarterly basis and payments of amounts owing shall be made within 45 days after the end of the calendar quarter.”

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment No. 1 to the Agreement, effective as of the 31st day of December, 2007 to be executed by their respective duly authorized officers.
Liberty Mutual Insurance Company
on behalf of itself and on behalf of LM Insurance Corporation
The First Liberty Insurance Corporation,
Liberty Mutual Fire Insurance Company
and Liberty Insurance Corporation

/s/ John D. Doyle

By:	John D. Doyle
Its:	Vice President and Comptroller
Peerless Insurance Company
on behalf of itself and on behalf of The Netherlands Insurance Company

/s/ James F. Dore

By:	James F. Dore
Its:	Chief Financial Officer
Employers Insurance of Wausau A Mutual Company, now known as
Employers Insurance Company of Wausau on behalf of itself and on behalf of
Wausau Underwriters Insurance Company

/s/ J. Stanley Hoffert

By:	J. Stanley Hoffert
Its:	Vice President — General Counsel and Secretary